Exhibit 99.1

Civista Bancshares, Inc. Announces Second Quarter 2017 Earnings

Sandusky, Ohio, July 28, 2017 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income available to common shareholders of $3.3 million, or $0.29 per diluted share, for the second quarter of 2017, compared with $4.8 million, or $0.47 per diluted share, for the prior year period. For the six-month period ended June 30, 2017, Civista reported net income available to common shareholders of $7.6 million or $0.68 per diluted share, compared to $9.1 million, or $0.91 per diluted share, in the same period of 2016. The 2016 results for both the second quarter and six-month period were impacted by a large loan recovery that resulted in a negative provision of $1.3 million and a recovery of interest income of over $900 thousand before taxes and approximately $1.5 million after taxes. In addition, we issued approximately 1.6 million new shares in February related to raising $32.8 million of additional capital, net of costs.

“When we remove the impact of the 2016 loan recovery, our net income for the 2017 periods is comparable to 2016. Our noninterest expenses have increased during the year due to lending staff increases in our new Westlake, Ohio office and additional lenders in our Mayfield Heights and Dublin, Ohio, markets. We have already seen some results from these lenders and view their hires as an investment in future growth of the company” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the second quarter of 2017 increased $427 thousand, or 3.3% compared to the same period of 2016 and for the six months ended June 30 increased $1.1 million, or 4.3%, when compared to the same period of 2016. For the three and six-month periods ended June 30, an increase in average loans outstanding primarily contributed to the increase in interest income compared to 2016. The increase in loan volume was mitigated by a decrease in loan yield. The net interest income for both periods in 2016 included approximately $900 thousand of recovered interest income on a previous non-accrual loan. Tax equivalent net interest margin was 4.05% for the second quarter, compared to 4.13% for the same period a year ago and was 3.86% for the six months ended June 30, 2017, compared to 3.81% for the same period a year ago. Net interest margin was reduced in both periods due to the impact of additional interest-earning cash on deposit related to the tax refund processing program. The impact to net interest margin related to the tax refund processing program through June 30 was a reduction of 16 basis points in 2017 and 38 basis points in 2016.

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended June 30,
	2017			2016
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,092,574	$12,412	4.56%	$1,015,687	$12,170	4.82%
Securities	238,400	1,724	3.66%	215,059	1,482	3.56%
Interest-bearing deposits	37,413	92	0.99%	70,355	87	0.50%

Total interest earning assets	$1,368,387	$14,228	4.30%	$1,301,101	$13,739	4.38%

Liabilities
Int-bearing demand and savings	$576,072	$130	0.09%	$563,561	$114	0.08%
Time deposits	161,398	298	0.74%	202,347	371	0.74%
FHLB advances and other borrowings	104,084	433	1.67%	68,445	314	1.84%

Total interest-bearing liabilities	$841,554	$861	0.41%	$834,353	$799	0.39%

Noninterest-bearing deposits	$449,170			$425,390

Net interest income and interest rate spread		$13,367	3.89%		$12,940	3.99%
Net interest margin			4.05%			4.13%

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Six months ended June 30,
	2017			2016
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,080,307	$24,189	4.52%	$1,008,203	$23,487	4.69%
Securities	224,759	3,283	3.71%	213,528	2,937	3.54%
Interest-bearing deposits	112,695	448	0.80%	149,046	367	0.50%

Total interest earning assets	$1,417,761	$27,920	4.09%	$1,370,777	$26,791	4.05%

Liabilities
Int-bearing demand and savings	$576,936	$253	0.09%	$559,901	$227	0.08%
Time deposits	175,614	639	0.73%	205,949	747	0.73%
FHLB advances and other borrowings	92,828	767	1.67%	80,086	642	1.61%

Total interest-bearing liabilities	$845,378	$1,659	0.40%	$845,936	$1,616	0.38%

Noninterest-bearing deposits	$536,260			$516,738

Net interest income and interest rate spread		$26,261	3.69%		$25,175	3.67%
Net interest margin			3.86%			3.81%

No provision for loan losses was made for the second quarter and six months ended June 30, 2017, while the provision was negative $1.3 million for the second quarter and six months ended June 30, 2016.

During the quarter, noninterest income totaled $4.1 million, an increase of $26 thousand, compared to the prior year’s second quarter. Year-to-date noninterest income totaled $9.2 million, a decrease of $98 thousand, or 1.0%, compared to the prior year’s first six months.

Noninterest income

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Service charges	$1,387	$1,391	$2,432	$2,520
Net gain on sale of securities	—	6	—	1
Net gain on sale of loans	478	406	735	800
ATM fees	567	535	1,076	1,043
Wealth management fees	738	666	1,445	1,300
Tax refund processing fees	550	550	2,750	2,750
Other	381	521	799	921

Total noninterest income	$4,101	$4,075	$9,237	$9,335

Service charge income for the three-month period this year compared to last year were flat but decreased $88 thousand, or 3.5%, for the six-month period ended June 30, 2017 compared to 2016, primarily due to an increase in the business account earnings credits. Overdraft charges were also down, related to consumer account activity. Gain on sale of loans increased $72 thousand, or 17.7%, for the three-month period ended June 30, but remain down $65 thousand, or 8.1% for the year. The six-month period ended June 30, 2016 included a gain associated with Commercial loans which totaled $77 thousand. Wealth management fees increased $72 thousand and $145 thousand for the three-month and six-month periods ended June 30, 2017 and 2016. Assets under management have increased $21.4 million since the end of the first quarter 2017 and $38.1 million since the end of the second quarter 2016.

During the quarter, noninterest expense totaled $12.5 million, an increase of $1.5 million, or 13.5%, compared to the prior year’s second quarter. Year-to-date noninterest expense increased $2.1 million, or 9.5%, when compared to the six months of 2016.

Noninterest expense

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Salaries, Wages and benefits	$7,178	$6,354	$14,296	$12,678
Net occupancy and equipment	1,073	1,038	2,059	1,965
Contracted data processing	429	395	818	750
Taxes and assessments	388	419	810	889
Professional services	733	517	1,184	1,019
Amortization of intangible assets	158	172	325	355
Marketing	276	275	528	561
Other	2,314	1,880	4,031	3,740

Total noninterest expense	$12,549	$11,050	$24,051	$21,957

Salaries, wages and benefits expense increased $824 thousand for the second quarter and $1.6 million for the six-month period ending June 30, 2017. The increases in salaries, wages and benefits expense for both periods were due to an increase in employees, normal merit raises, as well as increases in incentives, insurance costs and pension expense. ATM expenses increased $139 thousand for the second quarter and $272 thousand for the six-month period ending June 30, 2017. The increases are primarily due to vendor credits that expired in the second quarter of 2016 and expenses incurred related to the Company’s debit card program conversion. Professional services costs increased $216 thousand for the second quarter and $165 thousand for the six-month period ending June 30, 2017. The increase for both periods was primarily attributable to the Company retaining professional services to analyze its’ workflow systems and recommend process improvements.

The efficiency ratio was 66.3% for the six months ended June 30, 2017 compared to 62.4% for the six months ended June 30, 2016. The increase in the efficiency ratio is due primarily to the increase in noninterest expense, partially offset by an increase in net interest income. The recovery of interest income in 2016 accounted for 168 basis points of the change.

Balance Sheet

Total assets increased $84.8 million, or 6.2%, from December 31, 2016 to June 30, 2017, primarily due to an increase in the loan portfolio of $45.3 million and an increase in investment securities of $34.3 million.

The $45.3 million, or 4.3%, increase in the loan portfolio from December 31, 2016 to June 30, 2017 continues to come from growth in our Commercial and Agriculture, Commercial Real Estate and Residential Real Estate loan portfolios.

End of period loan balances

(dollars in thousands)

	June 30, 2017	December 31, 2016	$ Change	% Change
Commercial and Agriculture	$143,708	$135,462	$8,246	6.1%
Commercial Real Estate:
Owner Occupied	172,262	161,364	10,898	6.8%
Non-owner Occupied	405,876	395,931	9,945	2.5%
Residential Real Estate	258,580	247,308	11,272	4.6%
Real Estate Construction	63,538	56,293	7,245	12.9%
Farm Real Estate	39,069	41,170	(2,101)	-5.1%
Consumer and Other	17,784	17,978	(194)	-1.1%

Total Loans	$1,100,817	$1,055,506	$45,311	4.3%

Mr. Miller continued, “June 2017 marks the first quarter that we have ended with more than $1.1 billion in gross loans. Our annualized growth for 2017 is 8.6%. The addition of several lenders and the opening of the Westlake, Ohio loan production office have provided a good foundation for growth.”

Total deposits increased $43.8 million, or 3.9%, from December 31, 2016 to June 30, 2017. The increase was due primarily to the additional cash balances related to the tax refund processing program.

End of period deposit balances

(dollars in thousands)

	June 30, 2017	December 31, 2016	$ Change	% Change
Noninterest-bearing demand	$391,619	$345,588	$46,031	13.3%
Interest-bearing demand	195,313	183,759	11,554	6.3%
Savings and money market	388,183	384,330	3,853	1.0%
Time deposits	189,773	207,426	(17,653)	-8.5%

Total Deposits	$1,164,888	$1,121,103	$43,785	3.9%

Federal Home Loan Bank advances increased $14.8 million or 30.5% from December 31, 2016 to June 30, 2017, primarily to fund loan growth.

Total shareholders’ equity increased $41.2 million, or 30.0%, from December 31, 2016 to June 30, 2017, primarily due to approximately $32.8 million of additional common equity raised in February. Retained earnings also increased by $6.5 million.

Asset Quality

The Company recorded net charge-offs of $258 thousand for the first half of 2017 compared to net recoveries of $1.5 million for the same period of 2016.

Allowance for Loan Losses

(dollars in thousands)
	June 30, 2017	June 30, 2016
Beginning of period	$13,305	$14,361
Charge-offs	(488)	(356)
Recoveries	230	1,842
Provision	—	(1,300)

End of period	$13,047	$14,547

Non-performing assets at June 30, 2017 were $10.8 million, a 7.5% decrease from December 31, 2016.

Non-performing Assets

(dollars in thousands)	June 30, 2017	December 31, 2016
Non-accrual loans	$7,300	$7,518
Restructured loans	3,523	4,180

Total non-performing loans	10,823	11,698
Other Real Estate Owned	27	37

Total non-performing assets	$10,850	$11,735

Civista Bancshares, Inc. is a $1.5 billion bank holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Mid-Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016
Interest income	14,228	13,739	27,920	26,791
Interest expense	861	799	1,659	1,616

Net interest income	13,367	12,940	26,261	25,175
Provision for loan losses	—	(1,300)	—	(1,300)

Net interest income after provision	13,367	14,240	26,261	26,475
Noninterest income	4,101	4,075	9,237	9,335
Noninterest expense	12,549	11,050	24,051	21,957

Income before taxes	4,919	7,265	11,447	13,853
Income tax expense	1,323	2,084	3,216	3,947

Net income	3,596	5,181	8,231	9,906
Preferred stock dividends	308	391	627	782

Net income available to common shareholders	3,288	4,790	7,604	9,124

Dividends per common share	$0.06	$0.05	$0.12	$0.10

Earnings per common share,
basic	$0.32	$0.61	$0.79	$1.16
diluted	$0.29	$0.47	$0.68	$0.91

Average shares outstanding,
basic	10,162,527	7,877,119	9,634,363	7,861,444
diluted	12,593,876	10,951,521	12,103,828	10,937,768

Selected financial ratios:
Return on average assets	0.97%	1.48%	1.06%	1.31%
Return on average equity	8.18%	15.75%	10.11%	15.37%
Dividend payout ratio	16.96%	7.60%	12.88%	7.94%
Net interest margin (tax equivalent)	4.05%	4.13%	3.86%	3.81%

Selected Balance Sheet Items

	June 30, 2017	December 31, 2016
	(unaudited)	(unaudited)
Cash and due from financial institutions	$39,515	$36,695
Investment securities	230,197	195,864
Loans held for sale	4,728	2,268
Loans	1,100,817	1,055,506
Less allowance for loan losses	13,047	13,305

Net loans	1,087,770	1,042,201
Other securities	14,225	14,055
Fixed assets	17,777	17,920
Goodwill and other intangibles	28,589	28,879
Bank owned life insurance	24,839	24,552
Other assets	14,375	14,829

Total assets	$1,462,015	$1,377,263

Total deposits	$1,164,888	$1,121,103
Federal Home Loan Bank advances	63,300	48,500
Securities sold under agreements to repurchase	12,730	28,925
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	12,827	11,692
Total shareholders’ equity	178,843	137,616

Total liabilities and shareholders’ equity	$1,462,015	$1,377,263

Shares outstanding at period end	10,169,181	8,343,509

Book value per share	$15.86	$14.22
Equity to asset ratio	12.23%	9.99%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.19%	1.26%
Non-performing assets to total assets	0.74%	0.85%
Allowance for loan losses to non-performing loans	120.55%	113.74%

Non-performing asset analysis
Nonaccrual loans	$7,300	$7,518
Troubled debt restructurings	3,523	4,180
Other real estate owned	27	37

Total	$10,850	$11,735

Average Balance Analysis

(Unaudited – Dollars in thousands except share data)

	Three Months Ended June 30,
	2017			2016
	Average balance	Interest	Yield/ rate*	Average balance	Interest	Yield/ rate*
Assets:
Interest-earning assets:
Loans	$1,092,574	$12,412	4.56%	$1,015,687	$12,170	4.82%
Taxable securities	150,250	940	2.54%	139,238	821	2.41%
Non-taxable securities	88,150	784	5.58%	75,821	661	5.66%
Interest-bearing deposits in other banks	37,413	92	0.99%	70,355	87	0.50%

Total interest-earning assets	$1,368,387	14,228	4.30%	$1,301,101	13,739	4.38%

Noninterest-earning assets:
Cash and due from financial institutions	38,150			37,863
Premises and equipment, net	18,127			16,731
Accrued interest receivable	4,939			4,636
Intangible assets	28,680			29,286
Other assets	9,815			9,844
Bank owned life insurance	24,746			23,450
Less allowance for loan losses	(13,173)			(14,621)

Total Assets	$1,479,671			$1,408,290

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$576,072	$130	0.09%	$563,561	$114	0.08%
Time	161,398	298	0.74%	202,347	371	0.74%
FHLB	56,672	170	1.20%	18,636	91	1.96%
Subordinated debentures	29,427	258	3.52%	29,427	218	2.98%
Repurchase Agreements	17,985	5	0.11%	20,382	5	0.10%

Total interest-bearing liabilities	$841,554	861	0.41%	$834,353	799	0.39%

Noninterest-bearing deposits	449,170			425,390
Other liabilities	12,662			16,280
Shareholders’ Equity	176,285			132,267

Total Liabilities and Shareholders’ Equity	$1,479,671			$1,408,290

Net interest income and interest rate spread		$13,367	3.89%		$12,940	3.99%

Net interest margin			4.05%			4.13%

* - All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited – Dollars in thousands except share data)

	Six Months Ended June 30,
	2017			2016
	Average balance	Interest	Yield/ rate*	Average balance	Interest	Yield/ rate*
Assets:
Interest-earning assets:
Loans	$1,080,307	$24,189	4.52%	$1,008,203	$23,487	4.69%
Taxable securities	141,253	1,787	2.58%	138,517	1,622	2.39%
Non-taxable securities	83,506	1,496	5.63%	75,011	1,315	5.67%
Interest-bearing deposits in other banks	112,695	448	0.80%	149,046	367	0.50%

Total interest-earning assets	$1,417,761	27,920	4.09%	$1,370,777	26,791	4.05%

Noninterest-earning assets:
Cash and due from financial institutions	68,144			76,208
Premises and equipment, net	18,125			16,801
Accrued interest receivable	4,439			4,327
Intangible assets	28,753			29,366
Other assets	10,069			9,876
Bank owned life insurance	24,675			22,506
Less allowance for loan losses	(13,242)			(14,562)

Total Assets	$1,558,724			$1,515,299

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$576,936	$253	0.09%	$559,901	$227	0.08%
Time	175,614	639	0.73%	205,949	747	0.73%
FHLB	42,634	258	1.22%	28,537	201	1.42%
Subordinated debentures	29,427	499	3.42%	29,427	430	2.94%
Repurchase Agreements	20,767	10	0.10%	22,122	11	0.10%

Total interest-bearing liabilities	$845,378	1,659	0.40%	$845,936	1,616	0.38%

Noninterest-bearing deposits	536,260			516,738
Other liabilities	12,912			23,004
Shareholders’ Equity	164,174			129,621

Total Liabilities and Shareholders’ Equity	$1,558,724			$1,515,299

Net interest income and interest rate spread		$26,261	3.69%		$25,175	3.67%

Net interest margin			3.86%			3.81%

* - All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited – Dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of Period Balances	2017	2017	2016	2016	2016
Assets
Cash and due from banks	$39,515	$182,446	$36,695	$33,229	$41,772
Securities available for sale	230,197	223,245	195,864	200,967	200,643
Loans held for sale	4,728	1,740	2,268	2,827	5,167
Loans	1,100,817	1,075,240	1,055,506	1,046,967	1,028,922
Allowance for loan losses	(13,047)	(13,300)	(13,305)	(13,451)	(14,547)

Net Loans	1,087,770	1,061,940	1,042,201	1,033,516	1,014,375
Other securities	14,225	14,072	14,055	13,926	13,734
Fixed assets	17,777	17,952	17,920	17,340	16,711
Goodwill and other intangibles	28,589	28,727	28,879	29,038	29,186
Bank owned life insurance	24,839	24,696	24,552	24,404	24,255
Other assets	14,375	14,197	14,829	17,033	14,068

Total Assets	$1,462,015	$1,569,015	$1,377,263	$1,372,280	$1,359,911

Liabilities
Total deposits	$1,164,888	$1,311,453	$1,121,103	$1,134,153	$1,115,007
Federal Home Loan Bank advances	63,300	15,000	48,500	35,000	47,300
Securities sold under agreement to repurchase	12,730	23,674	28,925	21,713	17,725
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	12,827	14,724	11,692	13,678	14,249

Total liabilities	1,283,172	1,394,278	1,239,647	1,233,971	1,223,708

Shareholders’ Equity
Preferred shares, Series B	17,568	17,708	18,950	19,776	22,124
Common stock	153,495	153,167	118,975	118,126	115,750
Accumulated earnings	25,751	23,073	19,263	16,471	13,640
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	(736)	(1,976)	(2,337)	1,171	1,924

Total shareholders’ equity	178,843	174,737	137,616	138,309	136,203

Total Liabilities and Shareholders’ Equity	$1,462,015	$1,569,015	$1,377,263	$1,372,280	$1,359,911

Quarterly Average Balances
Assets:
Earning assets	$1,368,387	$1,467,678	$1,274,928	$1,271,069	$1,301,101
Securities	238,400	210,962	211,458	215,470	215,059
Loans	1,092,574	1,067,903	1,044,121	1,042,721	1,015,687
Liabilities and Shareholders’ Equity
Total deposits	$1,186,640	$1,392,109	$1,147,351	$1,130,181	$1,191,298
Interest-bearing deposits	737,470	767,794	788,549	782,269	765,908
Interest-bearing liabilities	104,084	81,448	73,012	84,389	68,445
Total shareholders’ equity	176,285	151,928	137,717	136,737	132,267

Supplemental Financial Information

(Unaudited – Dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Income statement	2017	2017	2016	2016	2016
Total interest income	$14,228	$13,692	$13,407	$13,370	$13,739
Total interest expense	861	800	849	844	799

Net interest income	13,367	12,892	12,558	12,526	12,940
Provision for loan losses	—	—	—	—	(1,300)
Noninterest income	4,101	5,138	3,143	3,653	4,075
Noninterest expense	12,549	11,502	10,702	11,195	11,050

Income before taxes	4,919	6,528	4,999	4,984	7,265
Income tax expense	1,323	1,893	1,368	1,304	2,084

Net income	3,596	4,635	3,631	3,680	5,181
Preferred stock dividends	308	319	345	374	391

Net income available to common shareholders	$3,288	$4,316	$3,286	$3,306	$4,790

Common shares dividend paid	$609	$507	$495	$474	$392

Per share data
Basic net income per common share	$0.32	$0.47	$0.40	$0.41	$0.61
Diluted net income per common share	0.29	0.40	0.33	0.34	0.47
Dividends per common share	0.06	0.06	0.06	0.05	0.05
Average common shares outstanding – basic	10,162,527	9,100,329	8,273,167	8,042,422	7,877,119
Average common shares outstanding – diluted	12,593,876	11,608,333	10,963,109	10,965,031	10,951,521

Asset quality
Allowance for loan losses, beginning of period	$13,300	$13,305	$13,451	$14,547	$14,433
Charge-offs	(357)	(131)	(287)	(1,183)	(230)
Recoveries	104	126	141	87	1,644
Provision	—	—	—	—	(1,300)

Allowance for loan losses, end of period	$13,047	$13,300	$13,305	$13,451	$14,547

Ratios
Allowance to total loans	1.19%	1.24%	1.26%	1.28%	1.41%
Allowance to nonperforming assets	120.25%	113.48%	113.38%	102.71%	105.20%
Allowance to nonperforming loans	120.54%	114.34%	113.74%	103.21%	106.02%

Nonperforming assets
Nonperforming loans	$10,823	$11,632	$11,698	$13,033	$13,721
Other real estate owned	27	17	37	62	107

Total nonperforming assets	$10,850	$11,649	$11,735	$13,095	$13,828

Capital and liquidity
Tier 1 leverage ratio	12.50%	11.08%	10.55%	10.38%	9.85%
Tier 1 risk-based capital ratio	15.87%	15.93%	12.98%	12.84%	12.76%
Total risk-based capital ratio	17.01%	17.12%	14.20%	14.08%	14.01%
Tangible common equity ratio	9.30%	8.37%	6.70%	6.71%	6.42%